Exhibit 10.1

AMENDMENT TO CONTRACT P00036 & P00042

BETWEEN

THE SECRETARY OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES

AND

WellCare Health Plan, Inc.

Pursuant to the provision of Sections 1851 through 1859 of the Social Security Act, the contract between the Secretary of the U.S. Department of Health and Human Services and WellCare Health Care, Inc., is hereby amended as follows:

Article II: Coordinated Care Plan

The service area for H1032 is expanded to include Brevard and Broward Counties in the State of Florida. The service area for D1032 (discount drug card program) is also expanded accordingly.

This amendment will be in force effective January 1, 2005.

12/1/04	/s/ Rose Crum-Johnson

DATE	Rose Crum-Johnson Regional Administrator Centers for Medicare & Medicaid Services

Nov 30, 2004	_/s/ Todd S. Farha

DATE	Todd S. Farha Chief Executive Officer WellCare Health Plans, Inc.